CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, on the cover page of the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 110 to File No. 033-50718; Amendment No. 112 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our reports dated March 29, 2011, included in the Hancock Horizon Family of Funds 2011 Annual Reports to shareholders.

                                                              ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
May 27, 2011